UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 23, 2014

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 23, 2014, we held the annual meeting of shareholders of Calavo Growers, Inc. at 15765 W. Telegraph Road, Santa Paula, California, 93060. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1) The shareholders voted on a cumulative basis and elected the following 13 directors, each to serve for a term of one year. Each nominee received the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lecil E. Cole	17,333,815	1,662,176	2,223,702
George H. Barnes	7,563,240	1,767,277	2,223,702
James D. Helin	7,622,820	1,756,447	2,223,702
Donald M. Sanders	10,109,507	2,095,843	2,223,702
Marc L. Brown	6,290,929	3,062,338	2,223,702
Michael A. DiGregorio	9,231,366	151,268	2,223,702
Scott Van Der Kar	7,370,618	2,030,008	2,223,702
J. Link Leavens	12,316,595	2,030,024	2,223,702
Dorcas H. Thille	7,605,998	2,046,048	2,223,702
John M. Hunt	7,077,436	2,275,831	2,223,702
Egidio Carbone, Jr.	9,350,362	162,857	2,223,702
Harold Edwards	7,245,479	2,085,038	2,223,702
Steven Hollister	9,198,679	131,838	2,223,702

(2) The shareholders voted for the ratification of the appointment of Ernst & Young LLP as our independent accountants for fiscal 2014. Votes cast were as follows:

For	12,849,225
Against	103,406
Abstain	7,520

(3) The shareholders voted on an advisory basis to approve the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2014 proxy statement. Votes cast were as follows:

For	9,710,837
Against	729,197
Abstain	296,415
Broker Non-Votes	2,223,702

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
April 25, 2014
	By:	/s/ Lecil E. Cole
Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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